EXECUTION VERSION

AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY

THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT AND
REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of December 21, 2021 is among AVANTAR RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), VWR INTERNATIONAL, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “VWR”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), AVANTOR FUNDING, INC., as performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”), PNC, as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”), PNC, as related committed purchaser (in such capacity, together with its successors and assigns in such capacity, the “Related Committed Purchaser”) and PNC as purchaser agent for the PNC Purchaser Group (in such capacity, together with its successors and assigns in such capacity, the “Purchaser Agent”).
RECITALS

WHEREAS, the Seller, the Servicer, the LC Bank, the Related Committed Purchaser, the Purchaser Agent and the Administrator are parties to that certain Receivables Purchase Agreement, dated as of March 27, 2020 (as amended, supplemented, modified or restated prior to the date hereof, the “Existing Agreement”, and as amended hereby and as may be further amended, supplemented, modified or restated from time to time, the “Agreement”);
WHEREAS, certain purchases and/or other extensions of credit under the Existing Agreement (“Purchases”) denominated in EUROS, (the “Impacted Currency”) incur or are permitted to incur interest, fees, commissions or other amounts based on the EURIBOR administered by as reported by Bloomberg Finance L.P. (“EURIBOR”) in accordance with the terms and conditions of the Existing Agreement;
WHEREAS, applicable parties under the Existing Agreement have determined that purchase made, continued or converted under the Existing Agreement denominated in Impacted Currency on or after the Effective Date that would otherwise bear interest based on EURIBOR (including, without limitation, any such rate provided on a changed methodology (or “synthetic”) basis), shall be replaced with a successor rate for all purposes under the Agreement and under any other Transaction Document, subject to the terms and conditions set forth in this Amendment; and

WHEREAS, the parties hereto are not related within the meaning of Section 267(b) or 707(b)(1) of the Internal Revenue Code of 1986 and have determined, based on bona fide, arm’s length negotiations between the parties, that the fair market value of the Agreement before giving effect to this Amendment is substantially equivalent to its fair market value after giving effect hereto.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1.Incorporation of Recitals. The foregoing recitals are incorporated herein by reference as if fully set forth herein.

2.Certain Definitions. Capitalized terms used herein but not otherwise defined herein (including on Appendix A attached hereto) shall have the meanings assigned to such terms in the Existing Agreement.
3.Amendments. Notwithstanding any provision of the Existing Agreement or any Transaction Document to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply solely to Purchases made, continued or converted in the Impacted Currency from and after the Effective Date. For the avoidance of doubt, to the extent provisions in the Existing Agreement apply to Purchases made in Impacted Currency and such provisions are not specifically addressed by Appendix A, such provisions in the Existing Agreement shall continue to apply to Purchases made in Impacted Currency from and after the Effective Date. In the event of a conflict between the terms of this Amendment and the terms of the Existing Agreement or any other Transaction Document, the terms of this Amendment shall control with respect to Purchases denominated in the Impacted Currency. For the avoidance of doubt, the provisions of this Amendment will supersede and govern any provisions of the Existing Agreement relating to the unavailability of or inability to ascertain rates or benchmark replacements as they apply to the Impacted Currency on and after the Effective Date, and the execution and delivery of this Amendment by the Seller, Servicer and the Performance Guarantor shall be deemed to satisfy and discharge any and all requirements under the Existing Agreement for notices to be furnished to the Seller, Servicer or Performance Guarantor in connection with the replacement of any benchmark applicable to Purchases denominated in the Impacted Currency, as contemplated by this Amendment.
4.Representations and Warranties. The Seller, Servicer and Performance Guarantor hereby represent and warrant that: (a) no Termination Event or Unmatured Termination Event exists or will exist immediately after giving effect to the transactions contemplated hereby, (b) all representations and warranties of such party contained in the Existing Agreement, in this Amendment and in the other Transaction Documents are true and correct in all material respects (without duplication of any materiality qualifiers), (c) the execution, delivery and performance of this Amendment and any other document related hereto by such party have been duly authorized by all necessary corporate or other organizational action, and (d) this Amendment and any other document related hereto have been duly executed and delivered by such party.
5.Limitation; Effect of Amendment. No provision of the Existing Agreement or any other Transaction Document is amended or waived in any way other than as provided herein. Except as set forth expressly herein, all terms of the Existing Agreement and the other Transaction Documents shall be and remain in full force and effect and are hereby ratified and confirmed, and shall constitute the legal, valid, binding, and enforceable obligations of the parties thereto. As of the date hereof, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Existing Agreement (including, without limitation, by means of words like “thereunder,” “thereof”, “therein” and words of like import), shall mean and be a reference to the Existing Agreement as amended by this Amendment. This Amendment constitutes a Transaction Document.
6.No Novation or Mutual Departure. The Seller, the Servicer and the Performance Guarantor expressly acknowledge and agree that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Existing Agreement or any of the Transaction Documents, or a mutual departure from the strict terms, provisions, and conditions thereof other than with respect to the amendments in Section 3 of this Amendment.

7.Counterparts; Effectiveness.
(a)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Effective Date of this Amendment, as set forth above, shall be completed by the Administrator as of the date when this Amendment shall have been executed by the Administrator and when the Administrator shall have received counterparts of this Amendment, properly executed by the Seller, the Servicer the Performance Guarantor, the LC Bank, the Related Committed Purchaser and the Purchaser Agent.
(b)The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The parties hereto agree that this Amendment may, at the Administrator’s option, be in the form of an electronic record and may be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrator of a manually signed paper signature page which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
8.Section Headings. Section headings used in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.
9.Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
10.Fees and Costs. Seller will pay on demand all out-of-pocket fees, costs, and expenses of Administrator, including but not limited to the fees and expenses of outside counsel, in connection with the preparation, execution, and delivery of this Amendment in each case subject to and in the manner set forth in Section 6.4(a) of the Existing Agreement.
11.Governing Law, Etc. The terms of the Existing Agreement relating to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
12.Reaffirmation of the Performance Guaranty. After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
13.Construction. Reference to this Amendment means this Amendment, together with Appendix A attached hereto.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

ATTEST:                    AVANTOR RECEIVABLES FUNDING, LLC,
                        as Seller

                        By:______________________________________

                        Name:____________________________________

                        Title:_____________________________________

VWR INTERNATIONAL, LLC, as Servicer

                        By:______________________________________

                        Name:____________________________________

                        Title:_____________________________________

PNC BANK, NATIONAL ASSOCIATION,
                        Individually and as Adminstrator, LC Bank,
                        Related Committed Purchaser and Purchaser Agent

By:_______________________________________

                        Name:_____________________________________

                        Title:______________________________________

AVANTOR FUNDING, INC. as Performance
Guarantor

By:___________________________________

Name:_________________________________

Title:__________________________________

Amendment No. 1 to Receivables Purchase Agreement (PNC-VWR)

S-1

Appendix A
1.Section References. Unless otherwise specified, section references contained in this Appendix A shall be deemed to refer to sections of this Appendix A.
2.Definitions. The following terms shall have the following meanings for purposes of this Amendment, including this Appendix A and the provisions contained herein:
“Affected Currency” means EUROS.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for the Affected Currency, as applicable, (x) if the then-current Benchmark for the Affected Currency is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Yield Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark for the Affected Currency, as applicable, pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for the Daily Simple RFR is one month.
“Benchmark” means, initially, with respect to any Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to the Affected Currency, the Daily Simple RFR or Term RFR applicable for the Affected Currency, and includes any replacement for such Benchmark implemented in accordance with the provisions of the Agreement.
“Benchmark Replacement” means, with respect to the Affected Currency for any Available Tenor for the applicable Benchmark Replacement Date: the sum of (A) the alternate benchmark rate that has been selected by the Administrator and the Seller as the replacement for the then-current Benchmark for the applicable Available Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Agreement and the other Transaction Documents; and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion; and provided further, that with respect to a Term RFR Transition Event for the Affected Currency, on the Term RFR Transition Date the “Benchmark Replacement” shall be the Term RFR for the Affected Currency.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark relating to the Affected Currency with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means, with respect to the Affected Currency, a date and time determined by the Administrator, which date shall be at the end of a Yield Period, if applicable, and no later than the earliest to occur of the following events with respect to the then- current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein; or
(3)in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Purchasers and the Seller pursuant to Section 4(k) which date shall be at least 30 days from the date of the Term RFR Notice.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (1), (2) or (3) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events, with respect to any then-current Benchmark for the Affected Currency:
(1)a public statement or publication of information, by or on behalf of the administrator of such Benchmark for the Affected Currency (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark for the Affected Currency (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for the Affected Currency (or component thereof);
(2)a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark for the Affected Currency (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark for the Affected Currency (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark for the Affected Currency (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark for the Affected Currency (or such component), which states that the administrator of such Benchmark for the Affected Currency (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark for the Affected Currency (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for the Affected Currency (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Agreement and under any Transaction Document in accordance with Section 4(k) and (y) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark for all purposes under the Agreement and under any Transaction Document in accordance with Section 4(k).
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any direct or indirect calculation or determination of, or is used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any RFR Purchase, the term “Business Day” means any such day that is also an RFR Business Day.
“Conforming Changes” means, with respect to Daily Simple RFR, Term RFR, or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of any Daily Simple RFR, Term RFR, or Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of Daily Simple RFR, Term RFR, or any Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of the Agreement and the other Transaction Documents).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple RFR” means, for any day (an “RFR Day”), a rate per annum determined by the Administrator, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to the Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100 of 1%) (a) the Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:
€STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website;

provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of the Agreement. The adjusted Daily Simple RFR rate for each outstanding RFR Purchase shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Administrator shall give prompt notice to the Seller of the adjusted Daily Simple RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement for the applicable Daily Simple RFR has not been instituted in accordance with the provisions of the Agreement, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the RFR shall be effective from and including the effective date of such change in the RFR without notice to the Seller.
“Daily Simple RFR Lookback Days” means, €STR Lookback Day.
“Daily Simple RFR Option” means the option of the Seller to have Purchases bear interest at the rate and under the terms specified in Section 4(e)(i)(B).
“Dollar Equivalent” means, for any amount, at the time of determination thereof,
(a)if such amount is expressed in the Affected Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Affected Currency last provided (either by publication or otherwise provided to the Administrator or the LC Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Administrator or the LC Bank, as applicable, from time to time) on the date that is the applicable Daily RFR Lookback Day (for amounts relating to RFR Purchases and Letters of Credit denominated in the Affected Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Purchases to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrator or the LC Bank, as applicable using any method of determination it deems appropriate in its sole discretion) and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrator or the LC Bank, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrator or the LC Bank pursuant to this definition shall be conclusive absent manifest error.
“€STR” means a rate equal to the Euro Short Term Rate as administered by the
€STR Administrator.

“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.
“Floor” means a rate of interest equal to 0%.

“IOSCO Principles” means the International Organization of Securities Commissions’ (IOSCO) Principles for Financial Benchmarks, as the same may be amended or supplemented from time to time.
“Obligations” means any obligation or liability of any of the Seller, Servicer or Performance Guarantor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, or any other Transaction Document whether to the Administrative Agent, any of the Purchaser or their Affiliates or other persons provided for under such Transaction Documents.
“Portion of Capital” shall mean specified portions of the Purchases outstanding as follows: any Purchases to which a Daily Simple RFR Option applies which are in the same Affected Currency shall constitute one Portion of Capital.
“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrator in its reasonable discretion.

“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Purchases denominated in the Affected Currency, (1) the central bank for the Affected Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Affected Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, EURO, €STR.

“RFR Adjustment” means with respect to RFR Purchases or Term RFR Rate Purchases, the adjustment set forth in the table below corresponding to the Affected Currency for the corresponding Daily Simple RFR Option or Term RFR Option:

Currency	Adjustment to Daily Simple RFR	Adjustment to Term RFR
EUROS	0.0456%	0.0456%
“RFR Administrator” means the €STR Administrator.
“RFR Administrator’s Website” means the €STR Administrator’s Website.
“RFR Business Day” means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to EURO, a TARGET Day.
“RFR Purchase” means a Purchase that bears interest at a rate based on a Daily Simple RFR or, after the replacement of the then-current Benchmark for the Affected Currency for all purposes hereunder or under any Transaction Document with a Term RFR pursuant to Section 4(n), the Term RFR for the Affected Currency, as the context may require.
“RFR Reserve Percentage” means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Purchases.
TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in EUROS.

“Term RFR” means, with respect to the Affected Currency for any Yield Period, a rate per annum determined by the Administrator, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Term RFR Forward Looking Rate by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to 1.00 minus the Term RFR Reserve Percentage; provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Term RFR rate for each outstanding Term RFR Rate Purchase shall be adjusted automatically as of the effective date of any change in the Term RFR Reserve Percentage. The Administrator shall give prompt notice to the Seller of the adjusted Term RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Term RFR Forward Looking Rate” means, with respect to the Affected Currency for any Yield Period, the forward-looking term rate for a period comparable to such Yield Period based on the RFR for the Affected Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrator in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Yield Period determined by the Administrator.
“Term RFR Notice” means a notification by the Administrator to the Purchasers and the Seller of the occurrence of a Term RFR Transition Event.
“Term RFR Option” means the option of the Seller to have Purchases bear interest at the rate and under the terms specified in Section 4(e)(i)(A).
“Term RFR Rate Purchase” means a Purchase in the Affected Currency that bears interest at a rate based on Term RFR.
“Term RFR Rate Purchase Option” means the option of the Seller to have Purchases in the Affected Currency bear interest at the rate and under the term specified in Section 4(e)(i)(A).
“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Purchasers and the Seller pursuant to Section 4(n), which date shall be at least 30 (thirty) calendar days from the date of the Term RFR Notice.
“Term RFR Transition Event” means, with respect to the Affected Currency for any Yield Period, the determination by the Administrator that (a) the applicable Term RFR for the Affected Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Administrator, (c) the RFR Administrator publishes, publicly announces or makes publicly available that such Term RFR is administered in accordance with the IOSCO Principles, (d) such Term RFR is used as a benchmark rate in at least five currently outstanding syndicated credit facilities denominated in the Affected Currency (and such syndicated credit facilities are identified and are publicly available for review), and (e) such Term RFR is recommended for use by a Relevant Governmental Body.
“Unadjusted    Benchmark    Replacement”    means    the    applicable    Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

3.Effect of Definitions. The Existing Agreement is hereby amended and modified to incorporate the definitions set forth in Section 2, mutatis mutandis, to the extent used in the Agreement, including as a result of the effectiveness of this Amendment. If the Existing Agreement as in effect immediately prior to giving effect to the provisions of this Amendment already defines any term defined in Section 2, the corresponding definition in Section 2 shall (y) to the extent that such definition also relates to Purchases other than those denominated in the Affected Currency, supplement such definition in the Existing Agreement and (z) to the extent that such definition relates solely to Purchases denominated in the Affected Currency, supersede such definition in the Existing Agreement, in each case, solely with respect to Purchases denominated in the Affected Currency, for the purpose and solely for the purpose of the definitions and provisions contained in this Amendment.
4.Terms Applicable to Purchases in Affected Currency.
(a)Affected Currency. Notwithstanding anything to the contrary herein or in any other Transaction Document, effective as of the Effective Date, (i) the Alternate Rate shall not be available for any Purchase denominated in the Affected Currency, and (ii) any request for a new Purchase denominated in the Affected Currency, or to continue or convert an existing Purchase denominated in the Affected Currency, shall be deemed to be a request for a new RFR Purchase denominated in the Affected Currency; provided, that to the extent any Purchase denominated in the Affected Currency and bearing interest at the Alternate Rate is outstanding on the Effective Date, such Purchase shall continue to bear interest at the Alternate Rate until the end of the current Yield Period or payment period applicable to such Purchase; provided that, in the case of a Purchase that bears interest at a daily floating rate with no Yield Period, such Purchase shall be deemed to be an RFR Purchase immediately upon the Effective Date.
(b)References to Alternate Rate, and Yield Period in the Agreement and Transaction Documents.
(i)References to the Alternate Rate in provisions of the Agreement and the other Transaction Documents that are not specifically addressed herein (other than the definitions of “Alternate Rate”) shall be deemed to mean, with respect to Affected Currency, the Daily Simple RFRs, Term RFRs, Daily Simple RFR Option and Term RFR Option, as applicable, for the Affected Currency.
(ii)For purposes of any requirement for the Seller to compensate the Purchasers for losses in the Agreement resulting from any continuation, conversion, payment or prepayment of any Purchase that bears interest based upon the Alternate Rate on a day other than the last day of any Yield Period (as defined in the Agreement), references to the Yield Period (as defined in the Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term RFR Rate Purchase.
(c)Interest Rates. The Administrator does not warrant or accept responsibility for and shall not have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “RFR”, “Daily Simple RFR” or “Term RFR”, or with respect to any     alternative or successor rate thereto, or replacement rate therefor, or of any Conforming Changes.

(d)Conforming Changes. With respect to any Daily Simple RFR, Term RFR, or any Benchmark Replacement, the Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Agreement or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Amendment, the Agreement or any other Transaction Document; provided that with respect to any such amendment effected, the Administrator shall provide notice to the Seller and the Purchasers of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
(e)Interest Rate Options. Subject to the provisions of the Existing Agreement relating to default interest and numbers of Portion of Capitals, the Seller shall pay interest in respect of the outstanding unpaid principal amount of the Purchases denominated in the Affected Currency as selected by it from the applicable Interest Rate Options specified below applicable to the Purchases, it being understood that, subject to the provisions of the Agreement, the Seller may select different Interest Rate Options and different Yield Periods to apply simultaneously to the Purchases denominated in the Affected Currency comprising different Portion of Capitals and may renew one or more Interest Rate Options with respect to all or any portion of the Purchases denominated in the Affected Currency comprising any Portion of Capital; provided that if an Termination Event or Unmatured Termination Event exists and is continuing, the Seller may not request or renew any Term RFR Rate Purchase Option or Daily Simple RFR Option for any Purchases and the Majority Purchaser Agents may demand that all existing Portions of Capital denominated in the Affected Currency shall either (i) (x) in relation to Term RFR Rate Purchases, be converted immediately to the Base Rate denominated in Dollars (in an amount equal to the Dollar Equivalent of the Affected Currency) at the end of the Yield Period therefor; and (y) in relation to Daily Simple RFR Purchases, be converted immediately to the Base Rate denominated in Dollars (in an amount equal to the Dollar Equivalent of the Affected Currency) or (ii) in relation to Term RFR Rate Purchases, be prepaid at the end of the applicable Yield Period in full, subject in all cases to the obligation of the Seller to pay any indemnity under the Agreement in connection with any such conversion. If at any time the designated rate applicable to any Purchase made by any Purchaser exceeds such Purchaser’s highest lawful rate, the rate of interest on such Purchaser’s Purchase shall be limited to such Purchaser’s highest lawful rate. The applicable Base Rate, Daily Simple RFR or Term RFR shall be determined by the Administrator, and such determination shall be conclusive absent manifest error. Interest on the principal amount of each Purchase denominated in the Affected Currency shall be paid by the Seller in the Affected Currency.

(i)Purchase Interest Rate Options. The Seller shall have the right to select from the following Interest Rate Options applicable to the Purchases denominated in the Affected Currency:

(A)Term RFR Option: On and after the Term RFR Transition Date with respect to the Affected Currency, in the case of Purchases denominated in the Affected Currency that bear interest based on a Term RFR, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Purchases denominated in Affected Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Purchases) equal to the Term RFR for the Affected Currency as determined for each applicable Yield Period plus the RFR Adjustment.

(B)Daily Simple RFR Option: Prior to the Term RFR Transition Date with respect to Purchases that bear interest at a rate based on a Daily Simple RFR denominated in the Affected Currency, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Purchases denominated in the Affected Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Purchases) equal to the Daily Simple RFR for the Affected Currency plus the RFR Adjustment, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR.
(f)Interest Payment Dates. Interest on Purchases denominated in the Affected Currency to which the Term RFR Option applies shall be due and payable on the last day of each Yield Period for those Purchases and, if such Yield Period is longer than three (3) months, also on the 90th day of such Yield Period, and at such other times as may be specified in the Agreement. Interest on Purchases denominated in Affected Currency to which the Daily Simple RFR Option applies shall be due and payable in arrears on each Settlement Date applicable thereto and at such other times as may be specified in the Agreement.
(g)Yield Periods. At any time when the Seller shall select any RFR Purchase, or convert to or renew a Term RFR Option with respect to Purchases denominated in the Affected Currency, the Seller shall notify the Administrator thereof at least four (4) Business Days prior to the effective date of (y) the selection of such Daily Simple RFR Option or such Term RFR Option, or (z) the conversion to or renewal of such Term RFR Option, in each case, by delivering a Purchase Notice. The notice shall specify a Yield Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term RFR Rate Purchase Option:
i.Amount of Portion of Capital. Each Portion of Capital of Purchases under the Term RFR Rate Purchase Option shall be in integral multiples of the Dollar Equivalent of $100,000 and not less than the Dollar Equivalent of $300,000.
ii.Renewals. In the case of the renewal of a Term RFR Rate Purchase Option at the end of an Yield Period, the first day of the new Yield Period shall be the last day of the preceding Yield Period, without duplication in payment of interest for such day.
iii.No Conversion of Affected Currency Purchases. No Purchase denominated in the Affected Currency may be converted into a Purchase with a different Interest Rate Option, or a Purchase denominated in a different currency.
(h)Selection of Interest Rate Options. If the Seller fails to select a new Yield Period to apply to any Portion of Capital of Purchases in the Affected Currency under any Term RFR Rate Purchase Option at the expiration of an existing Yield Period applicable to such Portion of Capital in accordance with the provisions of Section 4(g) above, then, unless such Portion of Capital is repaid as provided herein, the Seller shall be deemed to have selected that such Portion of Capital shall automatically be continued under the applicable Term RFR Rate Purchase Option in its original Affected Currency with an Yield Period of one (1) month at the end of such Yield Period. If on and after the Term RFR Transition Date with respect to the Affected Currency, the Seller provides any Purchase Request related to a Purchase at the Term RFR Option for the Affected Currency, but fails to identify an Yield Period therefor, such Purchase Request shall be deemed to request an Yield Period of one (1) month. Any Purchase Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate. If no election as to currency is specified in the applicable Purchase Request, then the requested Purchases shall be made in Dollars.

(i)Computations of Dollar Equivalent Amounts of Purchases in Affected Currency. With respect to any amount of any Purchase denominated in the Affected Currency, the Administrator may determine the Dollar Equivalent utilizing Administrator’s standard practices (which determination shall be conclusive absent manifest error) with such frequency (including daily) that the Administrator deems to be necessary or advisable in its sole discretion.
(j)Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality.
(i)Unascertainable; Increased Costs; Deposits Not Available. If at any time:
(A)the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Daily Simple RFR or Term RFR applicable to a Purchase denominated in the Affected Currency cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the Affected Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the Affected Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or

(B)the Administrator determines (which determination shall be conclusive and binding absent manifest error) that (x) prior to the Term RFR Transition Date with respect to any Purchases that bear interest based on a Daily Simple RFR denominated in the Affected Currency, the Daily Simple RFR with respect to the Affected Currency cannot be determined pursuant to the definition thereof or (y) on and after the Term RFR Transition Date with respect to any Purchases that bear interest based on a Term RFR denominated in the Affected Currency, the Term RFR for the Affected Currency cannot be determined pursuant to the definition thereof on or prior to the first day of any Yield Period, or then the Administrator shall have the rights specified in Section 4(j)(iii) below.

(ii)Illegality. If at any time any Purchaser shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Purchase denominated in the Affected Currency to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by such Purchaser in good faith with any applicable law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law), or any Governmental Authority has imposed material restrictions on the authority of such Purchaser to purchase, sell, or take deposits of the Affected Currency in the applicable interbank market for the Affected Currency, then the Administrator shall have the rights specified in Section 4(j)(iii) of this Appendix A.

(iii) Administrator’s and Purchaser’s Rights. In the case of any event specified in Section 4(j)(i) above, the Administrator shall promptly so notify the Purchasers and the Seller thereof, and in the case of an event specified in Section 4(j)(ii) above, such Purchaser shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Purchasers and the Seller.
(A)Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Purchasers, in the case of such notice given by the Administrator, or (ii) such Purchaser, in the case of such notice given by such Purchaser, to allow the Seller to select, convert to or renew a Purchase under the affected Interest Rate Option in each the Affected Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Yield Periods) until the Administrator shall have later notified the Seller, or such Purchaser shall have later notified the Administrator, of the Administrator’s or such Purchaser’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.
(B)If at any time the Administrator makes a determination under Section 4(j)(i) above, (i) if the Seller has previously notified the Administrator of its selection of, conversion to or renewal of an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall with regard to any such pending request for Purchases denominated in the Affected Currency, be deemed ineffective (in each case, to the extent of the affected Interest Rate Option, or the applicable Yield Periods),
(ii) any outstanding affected Purchases denominated in Dollars shall be deemed to have been converted into Base Rate Purchases immediately or, in the case of Term RFR Rate Purchases, at the end of the applicable Yield Period, and (iii) any outstanding affected Purchases denominated in the Affected Currency shall, at the Seller’s election, either be converted into Base Rate Purchases denominated in Dollars (in an amount equal to the Dollar Equivalent of the Affected Currency) immediately or, in the case of Term RFR Rate Purchases, at the end of the applicable Yield Period or prepaid in full immediately or, in the case of Term RFR Rate Purchases, at the end of the applicable Yield Period; provided, however that absent notice from the Seller of conversion or prepayment, such Purchases shall automatically be converted to Base Rate Purchases (in an amount equal to the Dollar Equivalent of the Affected Currency).

(C)If any Purchaser notifies the Administrator of a determination under Section 4(j)(ii) above, the Seller shall, subject to the Seller’s indemnification Obligations under the Agreement, as to any Purchase of the Purchasers to which an affected Interest Rate Option applies, on the date specified in such notice either convert such Purchase to the Base Rate otherwise available with respect to such Purchase (which shall be, with respect to Purchases denominated in the Affected Currency, in an amount equal to the Dollar Equivalent of the Affected Currency) or prepay such Purchase in accordance with the Agreement. Absent due notice from the Seller of conversion or prepayment, such Purchase shall automatically be converted to the Base Rate otherwise available with respect to such Purchase (which shall be, with respect to Purchases denominated in the Affected Currency, in an amount equal to the Dollar Equivalent of the Affected Currency) upon such specified date.
(k)Benchmark Replacement Setting for Affected Currency. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for the Affected Currency, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, the Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Majority Purchaser Agents Purchasers.
(l)Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchasers of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4(m) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision, or election that may be made by the Administrator or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 4(l), including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to the Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 4(l).
(m)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be representative, then the Administrator may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor was removed pursuant to clause (i) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Administrator may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(m)Term RFR Transition Event. Notwithstanding anything to the contrary in this Amendment, the Existing Agreement or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the Affected Currency, then the applicable Term RFR, if any, will replace such Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark for the Affected Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, the Agreement or any other Transaction Document; provided that this clause (i) shall not be effective unless the Administrator has delivered to the Purchasers and the Seller a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Administrator shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.